Exhibit 1.1

Athene Holding Ltd.

Class A Common Shares

(Par Value $0.001 Per Common Share)

Underwriting Agreement

[●], 2017

Goldman, Sachs & Co.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

    As representatives of the several Underwriters

      named in Schedule I hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Wells Fargo Securities, LLC

375 Park Avenue

4th Floor

New York, New York 10152

Ladies and Gentlemen:

The shareholders named in Schedule II hereto (the “Selling Shareholders”) of Athene Holding Ltd., an exempted company organized under the laws of Bermuda (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”), an aggregate of [●] shares and, at the election of the Underwriters, up to [●] additional shares, of Class A common shares, par value $0.001 per common share of the Company (“Stock”). The aggregate of [●] shares of Stock to be sold by the Selling Shareholders is herein called the “Firm Shares,” and the aggregate of [●] additional shares of Stock to be sold by the Selling Shareholders is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1.	(a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

i.    A registration statement on Form S–1 (File No. 333-216758) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding any exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the number of shares of stock included in or the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon its filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

ii.    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or any Selling Shareholder Information (as defined herein). For purposes of this Agreement, the only information furnished to the Company by an Underwriter through the Representatives is the information in second and fourth sentences in the third paragraph under the heading “Underwriting,” the first and second sentences in the eleventh paragraph under the heading “Underwriting,” the information in the second sentence in the sixth bullet in the eleventh paragraph under the heading “Underwriting” and the information in the third and fourth sentences in the twelfth paragraph under the heading “Underwriting,” in each case contained in the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus (collectively, the “Underwriter Information”);

iii.    For the purposes of this Agreement, the “Applicable Time” is [●]:[●][●] [a.p.]m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Pricing Disclosure Package, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information or Selling Shareholder Information;

iv.    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder; as of the applicable effective date of each part of the Registration Statement and any amendment thereto, the Registration Statement does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, the Prospectus does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information or Selling Shareholder Information;

v.    The financial statements (including the notes and any supporting schedules thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, Pricing Prospectus and Prospectus comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified; any such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data included in the Registration Statement, Pricing Prospectus and Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly, on the basis stated in the Registration Statement, Pricing Prospectus and the Prospectus, the information shown therein and has been compiled on a basis consistent with that of the audited consolidated financial statements included therein;

vi.    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of (i) the grant, vesting or exercise of stock options or other equity incentives pursuant to the Company’s equity incentive plans or (ii) the repurchase of shares of capital stock pursuant to agreements or other arrangements providing for an option to repurchase or a right of first refusal on behalf of the Company, in each case as such (A) equity incentive plans, (B) outstanding equity incentives and (C) agreements or other arrangements are described in the Pricing Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general business affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), except in each case as set forth or contemplated in the Pricing Prospectus;

vii.    The Company and its subsidiaries have valid title in fee simple to all real and personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to the Company’s knowledge, under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

viii.    The Company has been duly incorporated and is validly existing as a exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or otherwise organized, as applicable, and is validly existing as a corporation or other entity, as applicable, in good standing (where such concept exists) under the laws of its applicable jurisdiction of incorporation or organization (where such concept exists) with the corporate or other power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation or other entity, as applicable, for the transaction of its business as described in the Pricing Prospectus under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

ix.    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for directors’ qualifying shares and as described in the Pricing Disclosure Package, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; except as described in the Pricing Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares or any other class of share capital of the Company; and except as described in the Pricing Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of Bermuda;

x.    Except as set forth in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company;

xi.    The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the Memorandum of Association, Bye-laws or similar organizational documents of the Company or any of its subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (A) and (C) for such violations as would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Change and (y) impair, in any material respect, the consummation of the transactions contemplated by this Agreement ((x) and (y) collectively, a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or other local securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not impair, in any material respect, the ability of the Company or any other party hereto to consummate the transactions contemplated by this Agreement;

xii.    Neither the Company nor any of its subsidiaries is (i) in violation of its Memorandum of Association, Bye-laws or similar organizational documents, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

xiii.    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Tax Considerations”, and under the subsection “Regulation” under the caption “Business” insofar as they purport to describe the provisions of the laws and/or regulations referred to therein, are accurate, complete and fair in all material respects;

xiv.    Other than as set forth in the Pricing Prospectus, there are no legal, or governmental or regulatory proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or regulatory organizations or threatened by others;

xv.    The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

xvi.    At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

xvii.    Each of PricewaterhouseCoopers LLP and PricewaterhouseCoopers Ltd., who have certified certain financial statements of the Company and its subsidiaries are independent registered public accounting firms as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);

xviii.    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated), it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of any date earlier than such date the Company would otherwise be required to so comply under applicable laws;

xix.    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

xx.    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

xxi.    This Agreement has been duly authorized, executed and delivered by the Company;

xxii.    Each subsidiary of the Company that is required to be organized and licensed as an insurance company (collectively, the “Insurance Subsidiaries”) is duly licensed as required in its jurisdiction of organization and is duly licensed or authorized as required in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to be so licensed or authorized, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Insurance Subsidiaries have made all required filings (including statutory annual and quarterly statements and statutory balance sheets and income statements included therein) under applicable insurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance regulatory authorities necessary to conduct their respective existing business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to have such Authorizations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it would reasonably be expected that the failure to obtain such additional Authorizations or the limiting of the writing of such business would result in a Material Adverse Effect, and, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally or (B) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case except where such orders or decrees would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

xxiii.    Neither the Company nor any of its Insurance Subsidiaries has received any written notice from any of the other parties to any material reinsurance treaties, contracts, agreements or arrangements to which the Company or any Insurance Subsidiary is a party that such other party intends not to perform its obligations thereunder, except to the extent that such nonperformance would not have a Material Adverse Effect;

xxiv.    The Company and each of its subsidiaries carry or are covered by insurance in such amounts and covering such risks as the Company reasonably believes are prudent and customary in the business in which the Company is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

xxv.    The Company is not aware of any existing or imminent labor disturbances by any of its employees that would reasonably be expected to have a Material Adverse Effect;

xxvi.    There are no contracts or documents that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required;

xxvii.    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

xxviii.    The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted (collectively, the “Intellectual Property”), except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the present employment of the Intellectual Property by the Company and its subsidiaries does not infringe or otherwise violate any rights of any third party in respect of the Intellectual Property that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any unresolved notice of material infringement of or conflict with rights of third parties with respect to any of the Intellectual Property;

xxix.    There are no business relationships or related party transactions involving the Company or any subsidiary or any other person required by the Act to be described in the Registration Statement, Pricing Prospectus or the Prospectus that have not been described as required;

xxx.    The Company and its subsidiaries have filed all necessary federal, state, local and foreign income tax returns and have paid all taxes required to be paid by any of them, and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

xxxi.    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

xxxii.    The Company does not have immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda preventing the enforcement of this Agreement in respect of itself or its property, except as may be limited under New York or other applicable law;

xxxiii.    All dividends and other distributions declared and payable on the share capital of the Company, may, under the current applicable laws and regulations of Bermuda, be paid in U.S. dollars that may be freely transferred out of Bermuda; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Bermuda; and (iii) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Bermuda), withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization or order in Bermuda;

xxxiv.    No stamp, registration, issuance or other transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with: (A) the sale, transfer or delivery by the Company of the Shares to or for the respective accounts of the several Underwriters, (B) the sale, transfer or delivery by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated by this Agreement (C) the execution and delivery of and performance under this Agreement or (D) any subsequent transfer of the Shares through the facilities of The Depository Trust Company (“DTC”);

xxxv.    Under the laws of Bermuda, the courts of Bermuda will recognize and give effect to the choice of law provisions set forth in Sections 18 and 20 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement, except for those laws (i) which the courts of Bermuda consider to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda;

xxxvi.    The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the fullest extent permitted by applicable law, to the exclusive jurisdiction of the U.S. federal and New York state courts, in the Borough of Manhattan in New York City, and has the power to designate, appoint and empower, and has legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding arising out of or related to this Agreement and the transactions contemplated hereby, as provided in Section 20 of this Agreement;

xxxvii.    The Company has no debt securities or preferred stock rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act;

xxxviii.    Except as in each case would not reasonably be expected to have a Material Adverse Effect, the Company has operated its business in a manner compliant with all privacy and data protection laws and regulations applicable to the Company’s collection, handling, and storage of its customers’ data; the Company has policies and procedures in place designed to ensure privacy and data protection laws are complied with and takes steps which are reasonably designed to assure compliance in all material respects with such policies and procedures;

xxxix.    None of the Company, any of its subsidiaries, or their respective directors or officers, nor to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

xl.    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the applicable requirements of anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions to which the Company and its subsidiaries are subject (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

xli.    None of the Company, any of its subsidiaries, or their respective directors or officers, nor, to the knowledge of the Company, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

xlii.    The Company believes either or both: (i) less than 20% of the total value of all of the Company’s stock will be owned (directly or indirectly) by persons who are (directly or indirectly) insured under any policy of insurance or reinsurance issued by the Company’s subsidiaries, or who are related persons to any such persons, for any taxable year in the foreseeable future, or (ii) that its and its Subsidiary’s gross related person insurance income (as defined in Section 953(c)(2) of the U.S. Internal Revenue Code) will not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

xliii.    The Company has received from the Bermuda Minister of Finance an assurance under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda to the effect set forth in the Pricing Prospectus, the Preliminary Prospectus and the Prospectus under the caption “Tax Considerations—Bermuda Tax Considerations” and the Company has not received any notification to the effect (and is not otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

xliv.    Based upon and subject to the assumptions and qualifications set forth in the Registration Statement under the caption “Tax Considerations,” (A) for purposes of the rules relating to passive foreign investment companies under section 1291 of the U.S. Internal Revenue Code, the Company believes that financial reserves of Athene Life Re, Ltd. and the German Group Companies (as defined in the Registration Statement) will not be in excess of their reasonable needs to conduct their insurance business, and (B) neither the Company nor Athene Life Re, Ltd. should be considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the U.S. Internal Revenue Code.

xlv.    The Company was not for its most recent taxable year, and does not expect to be for its current taxable year, a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code.

xlvi.    The interactive data in eXtensible Business Reporting Language in the Registration Statement and Pricing Prospectus fairly present in all material respects the information in accordance with the Commission’s rules and guidelines applicable thereto.

b.    Each of the Selling Shareholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

i.    Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a corporation, limited liability corporation, public agency, or a limited partnership, as the case may be, in good standing in its jurisdiction of formation;

ii.    Such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney (in the case of those Selling Shareholders listed on Schedule II(a)) and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

iii.    The sale of the Shares to be sold by such Selling Shareholder hereunder and the execution, delivery and performance by such Selling Shareholder of this Agreement, the Power of Attorney (in the case of those Selling Shareholders listed on Schedule II(a)) and the Custody Agreement and the consummation by such Selling Shareholder of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject; (B) result in any violation of the provisions of the constituent documents of such Selling Shareholder (to the extent applicable) or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its subsidiaries or any property or assets of such Selling Shareholder, except, in the case of (A) and (C), for such conflicts, breaches or violations as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to perform its obligations under this Agreement, the Power of Attorney (in the case of those Selling Shareholders listed on Schedule II(a)) and the Custody Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court, regulatory organization or governmental body or agency is required for the execution, delivery and performance by such Selling Shareholder of its obligations under this Agreement, the Power of Attorney (in the case of those Selling Shareholders listed on Schedule II(a)) and the Custody Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, the Power of Attorney (in the case of those Selling Shareholders listed on Schedule II(a)) and the Custody Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except (x) the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules of the New York Stock Exchange (the “Exchange”) in connection with the purchase and distribution of the Shares by the

Underwriters or (y) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a material adverse effect on such Selling Shareholders’ ability to consummate the transactions contemplated by this Agreement, the Power of Attorney (in the case of those Selling Shareholders listed on Schedule II(a)) or the Custody Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder;

iv.    There are no affiliations or associations between any member of FINRA “participating in the offering” and such Selling Shareholder, and none of the proceeds received by such Selling Shareholder from the sale of the Shares to be sold by such Selling Shareholder hereunder will be paid to a member of FINRA “participating in the offering” or any affiliate of (or person “associated with,” as such terms are used in the rules of FINRA) such member;

v.    Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

vi.    On or prior to the date of the Pricing Disclosure Package, such Selling Shareholder (other than a Selling Shareholder who received or will receive Stock in the conditional distribution described in the Pricing Prospectus) has executed and delivered to the Underwriters (directly or via a duly executed Power of Attorney) an agreement substantially in the form of Annex II hereto;

vii.    Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;

viii.    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by such Selling Shareholder expressly for use therein, (A) such Registration Statement did, and any further amendments thereto will, when they become effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) such Preliminary Prospectus did, and the Prospectus and any further amendments or supplements thereto will, when they are filed with the Commission, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of this Agreement, the only information furnished to the Company by such Selling Shareholder is the legal name and address of, and the number of shares beneficially owned and offered by, such Selling Shareholder, and the other information with respect to such Selling Shareholder that appears under the caption “Principal and Selling Shareholders” in the Preliminary Prospectus or Prospectus (collectively, the “Selling Shareholder Information”);

ix.    Such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or Form W-8IMY (together with all applicable beneficial owner withholding certificates, but excluding any applicable withholding statements) or Form W-8BEN or W-8BEN-E, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), in order to facilitate documentation of your compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated;

x.    The Shares to be sold by such Selling Shareholder hereunder have been placed in custody in book entry form pursuant to a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Shareholder to Computershare, Inc., as custodian (the “Custodian”), and such Selling Shareholder (in the case of those Selling Shareholders listed on Schedule II(a)), has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing Tab Shanafelt and John L. Golden, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement, in each case, subject to the limitations set forth in such agreement;

xi.    The Shares held in custody in book entry form for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, the Shares to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

xii.    Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2.     Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter from all of the Selling Shareholders hereunder as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise their election to purchase Optional Shares as provided below, the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase from all of the Selling Shareholders as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase from all of the Selling Shareholders hereunder.

The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. To the extent the Underwriters’ election to purchase Optional Shares is not exercised in full, the allocation among the Selling Shareholders as to the number of Optional Shares to be sold by each Selling Shareholder shall be determined in accordance with the instructions provided by the Company to the Underwriters, or as otherwise mutually agreed by the Company and Goldman, Sachs & Co. on behalf of the Underwriters; provided, however, that in no event shall the number of Optional Shares sold by any Selling Shareholder hereunder exceed the maximum number of Optional Shares set forth in Schedule II hereto with respect to such Selling Shareholder. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the applicable Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2017 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening in writing of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or

for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to qualification in any jurisdiction in which it was not otherwise subject to taxation;

(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d)    To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Gathering, Analysis and Retrieval system or any successor thereto (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    (i) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (I) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (II) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (I) or (II) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) any Shares to be sold hereunder, (B) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (C) the issuance by the Company of common stock or securities convertible into, exchangeable for or representing the right to receive common stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with any such acquisition or (D) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus or any assumed employee benefit plan contemplated by clause (C); provided that the aggregate number of shares of common stock that the Company may sell or issue or agree to sell or issue pursuant to clause (C) shall not exceed 10% of the total number of shares of common stock of the Company outstanding immediately following the completion of the transactions contemplated by this Agreement; and, provided, further, that in the case of clause (C) each recipient of such securities shall execute and deliver to the Representatives, on or prior to the issuance of such securities, a lock-up agreement substantially to the effect as set forth in Annex II hereto), in each case without the prior written consent of Goldman, Sachs & Co. For the avoidance of doubt, nothing contained in this Section 5(e) shall prohibit or in any way restrict, or be deemed to prohibit or in any way restrict, the Company from undertaking and consummating any offering or distribution of equity interests in its subsidiary, AGER Bermuda Holdings Ltd., which is the holding company for the Company’s German Group Companies, including pursuant to the AGER Offering as described in the Pricing Prospectus;

(f)    During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, equity, comprehensive income (loss) and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (which in each case may be satisfied by filing such information on EDGAR);

(g)    During a period of two years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of equity securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in writing (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission) (which in each case may be satisfied by filing such information on EDGAR);

(h) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement (or other applicable EDGAR filing deadline), and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(i)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s applicable trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee, may not be assigned or transferred or sublicensed and terminates immediately upon the completion of the distribution of the Shares by any such Underwriter; and

(j)    To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

6.    (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information or Selling Shareholder Information.

7.    The Company and each of the Selling Shareholders covenant and agree with one another and the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, outside advisers and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state and foreign securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA) of the terms of the sale of the Shares; provided that the costs and fees of counsel described in clauses (iii) and (v) shall not exceed $50,000; (vi) fees and expenses associated with filings required to be made with the Commission and the Exchange; (vii) all expenses of the Company related to the “road-show” for any underwritten public offering of the Shares, including without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and 50% of the cost of any chartered aircraft in connection with any “road-show”; (viii) the cost of preparing stock certificates, if applicable; (ix) the cost and charges of any transfer agent or registrar; (x) the fees and expenses of the Attorneys in Fact and the Custodian; (xi) the reasonable fees and disbursements of one lead counsel (and special and local counsel as required) to the Selling Shareholders; and (xii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder other than those specified in clause (a)(xi) of this sentence and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, the Representatives agree to pay any New York State stock transfer tax, and the Selling Shareholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Nothing in this Section 7 shall affect any agreement that the Company and the Selling Shareholders may make for the sharing of any costs and expenses related to the matters covered by this Section 7.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed or as permitted for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time (or other applicable EDGAR filing deadline), on the date of this Agreement; no stop order suspending the effectiveness of the Registration

Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to you their written opinion (including certain negative assurance statements), dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(ii) Appleby (Bermuda) Limited as Bermuda counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    (i) Sidley Austin LLP, counsel for the Company, shall have furnished to you their written opinion (including certain negative assurance statements) (a form of such opinion and letter is attached as Annex I(a) hereto), each dated such Time of Delivery, in form and substance reasonably satisfactory to you; and

(ii) Conyers Dill & Pearman Limited, as Bermuda counsel for the Company shall have furnished to you their written opinion (a form of such opinion is attached as Annex I(b) hereto), each dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)    The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in each case in the form attached as Annex I(c) hereto, as applicable, or otherwise in a form and substance reasonably satisfactory to you;

(e)    On the date of the Prospectus at a time prior to or contemporaneously with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of PricewaterhouseCoopers LLP and PricewaterhouseCoopers Ltd., shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)    (i) Neither the Company nor any of its subsidiaries, taken as a whole, shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general business affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s and the Insurance Subsidiaries’ financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s and the Insurance Subsidiaries’ financial strength or claims paying ability;

(h)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by Bermuda, U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Bermuda or the United States; (iv) the outbreak or escalation of hostilities involving Bermuda or the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in Bermuda or the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in Pricing Prospectus and the Prospectus;

(i)    The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from all directors and executive officers of the Company and the parties listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(j)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)     FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares;

(l)    (i) The Company shall have furnished or caused to be furnished to you at such Time of Delivery a certificate of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 8 and as to such other matters as you may reasonably request and (ii) each Selling Shareholder shall have furnished or caused to be furnished to you at such Time of Delivery a certificate signed by an authorized person (who may be the Attorney-in-Fact) of each Selling Shareholder confirming (x) the accuracy of the representations and warranties of such Selling Shareholder, and (y) that such Selling Shareholder has complied in all material respects with its respective obligations hereunder to be performed at or prior to such Time of Delivery;

(m)    The Company shall have furnished or caused to be furnished to you at the date of this Agreement and such Time of Delivery a certificate of the Chief Financial Officer of the Company, dated the date hereof and such Time of Delivery, in form and substance satisfactory to you;

(n)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Bermuda, U.S. federal or state, or other federal, state or foreign governmental or regulatory authority that would, as of such Time of Delivery, prevent the issuance of the Shares by the Company or the sale of the Shares by the Company or the Selling Shareholders; and no injunction or order of any Bermuda, U.S. federal or state, or other federal, state or foreign court shall have been issued that would, as of such Time of Delivery, prevent the issuance of the Shares by the Company or the sale of the Shares by the Company or the Selling Shareholders; and

(o)    The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange.

9.    (a) The Company will indemnify and hold harmless each Underwriter and each Selling Shareholder against any losses, claims, damages or liabilities, to which such Underwriter or Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and Selling Shareholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information or Selling Shareholder Information.

(b)    Each of the Selling Shareholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Shareholder hereunder, will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities to which such Underwriter or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information provided by such Selling Shareholder, it being understood and agreed that the only such information furnished by any Selling Shareholder consists of the Selling Shareholder Information relating to such Selling Shareholder; and will reimburse such Underwriter or the Company for any legal or other expenses reasonably incurred by such Underwriter or the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information; and provided, further, that any liability under this paragraph (b) of each Selling Shareholder shall in no event exceed an amount equal to the net proceeds (exclusive of expenses) received by the Selling Shareholder from the Shares sold by such Selling Shareholder pursuant to this Agreement.

(c)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information provided by such Underwriter; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection in relation to which notice was omitted. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds (exclusive of expenses) received by the Selling Shareholder from the Shares sold by such Selling Shareholder pursuant to this Agreement exceeds any damages which such Selling Shareholder has otherwise been required to pay by reason of untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Shareholders’ obligations under this Section 9 to contribute pursuant to this Section 9 are several in proportion to their respective aggregate net proceeds (exclusive of expenses) received by the Selling Shareholder from the Shares sold by such Selling Shareholder pursuant to this Agreement and not joint.

(f)    The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, agent, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer and director of each Selling Shareholder, and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone (such) Time of Delivery for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, rights and obligations of contribution, agreements, representations, warranties and other statements of the Company, the several Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Shareholders as provided herein, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, electronic mail or facsimile transmission to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile: (646) 291-1469; Wells Fargo Securities, LLC, 375 Park Avenue, 4th Floor, New York, New York 10152, Attention of Equity Syndicate; if to any Selling Shareholder shall be delivered or sent by mail, electronic mail or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, electronic mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to the address such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, electronic mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, electronic mail or facsimile transmission to each of you at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile: (646) 291-1469; Wells Fargo Securities, LLC, 375 Park Avenue, 4th Floor, New York, New York 10152, Attention of Equity Syndicate. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof. For the avoidance of doubt, as between the Company on the one hand and the Selling Shareholders on the other hand, nothing in this Agreement shall be deemed to supersede, modify or amend that certain Third Amended and Restated Registration Rights Agreement, dated April 4, 2014, among the Company and the shareholders named therein, as amended from time to time (as amended, the “Registration Rights Agreement”), and, in particular, Sections 10 and 11 thereof shall be applicable to the offering of the Shares as between the Company and the Selling Shareholders. However, the preceding sentence shall not affect the Underwriters in any respect and shall not affect the representations and agreements of the Company and the Selling Shareholders made to or for the benefit of the Underwriters hereunder.

18.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.    The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    The Company and each Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Shareholder irrevocably agree to submit to the jurisdiction of, and to venue in, such courts. The Company and the Selling Shareholders (other than 2403304 Ontario Limited, Stanhope Life, L.P., Stanhope Life II, L.P., Palmetto Athene Holdings (Cayman), L.P., AHL 2014 Investor, L.P. and AHL 2014 Investor II, L.P.) irrevocably appoint CT Corporation System, 2403304 Ontario Limited irrevocably appoints Ontario Teachers’ Pension Plan Board (the “OTPP Agent”), Stanhope Life, L.P., Stanhope Life II, L.P., and Palmetto Athene Holdings (Cayman) irrevocably appoint Intertrust Corporate Services Delaware Ltd., and AHL 2014 Investor, L.P. and AHL 2014 Investor II, L.P. irrevocably appoint Corporate Creations Network Inc. as their respective authorized agents upon which process may be served in any such suit or proceeding, and agree that service of process upon such authorized agent, and written notice of such service to the Company or such Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 20, shall be deemed in every respect, effective service of process upon the Company or the Selling Shareholder, as the case may be, in any such suit or proceeding. The Company and each Selling Shareholder hereby represent and warrant that such authorized agents have accepted such appointment and have agreed to act as such authorized agents for service of process, as applicable. The Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agents in full force and effect. The address of CT Corporation System is 111 Eighth Avenue, New York, NY 10011. The address of the OTPP Agent is c/o Ontario Teachers’ Pension Plan Board, 375 Park Avenue, Suite 2601, New York, NY 10152, Attention: Legal Department. The address of Intertrust Corporate Services Delaware Ltd. is 200 Bellevue Parkway, Suite 210, Wilmington, DE 19809. The address of Corporate Creations Network Inc. is 99 Hudson Street, 5th Floor, New York, NY 10013.

21.    All sums payable by the Company or each Selling Shareholder under this Agreement shall be made without set-off or counter-claims and free and clear of all deductions or withholdings for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, unless the deduction or withholding is required by law. In that event, the Company or each Selling Shareholder shall pay such additional amounts as may be necessary to ensure that the amount received will equal the full amount which would have been received had no such deduction or withholding been required.

22.    The Company and each Selling Shareholder undertake to pay and bear any stamp, issuance, registration, capital, transfer or similar taxes or duties, including all interest and penalties, and otherwise to indemnify and hold harmless each Underwriter against any such taxes or duties, arising in connection with the purchase, sale, transfer and delivery of the Shares by the Company or such Selling Shareholder, as the case may be, pursuant to this Agreement, including (without limitation): (i) the issuance, sale, transfer and delivery of the Shares to or for the respective accounts of the several Underwriters, (ii) the sale, transfer and delivery of the Shares by the Underwriters of the Shares, to the initial purchasers thereof in the manner contemplated by this Agreement, and (iii) the execution and delivery of and performance under this Agreement. For purposes of this Section 22, any such taxes or duties (including interest and penalties) imposed by the United States or Bermuda (or any authority thereof or therein) will be paid and borne by the Company rather than the Selling Shareholders.

23.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.    Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power-of-Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Athene Holding Ltd.

By:
Name:
Title:

[Names of Selling Shareholders]

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II(a) to this Agreement.

Accepted as of the date hereof

March [●], 2017

Goldman, Sachs & Co.

Barclays Capital Inc.

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

Goldman, Sachs & Co.

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

Wells Fargo Securities, LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of
Optional
Shares to be
	Total Number of	Purchased if
	Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.
Barclays Capital Inc.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
BMO Capital Markets Corp.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Evercore Group L.L.C.
J.P. Morgan Securities LLC
Keefe, Bruyette & Woods, Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC

Sandler O’Neill & Partners, L.P.
SunTrust Robinson Humphrey, Inc.
UBS Securities LLC

Total

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Selling Shareholder(s):

2403304 Ontario Limited (a)
Normanton Investments Pte. Ltd. (b)

Total

(a)	This Selling Shareholder is represented by Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 and Torys LLP, 79 Wellington St. W., 30th Floor, Box 270, TD South Tower, Toronto, Ontario M5K 1N2 Canada.
(b)	This Selling Shareholder is represented by Latham & Watkins LLP, 9 Raffles Place, #42-02 Republic Plaza, Singapore 048619.
(c)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys in Fact (not less than two)], and each of them, as the Attorneys in Fact for such Selling Stockholder.
(d)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys in Fact (not less than two)], and each of them, as the Attorneys in Fact for such Selling Stockholder.
(e)	This Selling Stockholder is represented by [Name and Address of Counsel] and has appointed [Names of Attorneys in Fact (not less than two)], and each of them, as the Attorneys in Fact for such Selling Stockholder.

SCHEDULE III

(a)     Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None]

(b)     Documents incorporated by reference

[None]

(c)     Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $[●].

The number of Firm Shares purchased by the Underwriters is [●].

The number of Optional Shares available to be purchased by the Underwriters is [●].

SCHEDULE IV

Name of Stockholder

2

ANNEX II

ATHENE HOLDING LTD.

Lock-Up Agreement

[Date]

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

On behalf of the several Underwriters

Re:	Athene Holding Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co. (“Goldman Sachs”), as one of the representatives of the several Underwriters (as defined below), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Athene Holding Ltd., a Bermuda domiciled corporation (the “Company”), and the Selling Shareholders named in Schedule II to such agreement, providing for a public offering (the “Public Offering”) of Class A Common Shares, $0.001 par value per share, of the Company (the “Shares”) pursuant to a registration statement (the “Registration Statement”) on Form S-1 (333-216758) filed with the Securities and Exchange Commission (the “SEC”). If this Lock-Up Agreement is executed by or on behalf of more than one individual or entity, references herein to the “undersigned” shall be deemed to be references to each such individual or entity, and the agreements, acknowledgments and restrictions set forth herein shall apply to each such individual or entity severally.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 60 days after the date set forth on the final prospectus used to sell the Shares (the “Stockholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares of the Company, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the

“Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may (1) transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) by will or under the laws of descent, (iv) to affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended), including subsidiaries or stockholders of the undersigned, if the undersigned is a corporation, and limited partners, general partners or limited liability company members of the undersigned, if the undersigned is a partnership or limited liability company, or to any investment fund or other entity that controls or manages, or is controlled or managed by, or is under common control or management with, the undersigned, or (v) with the prior written consent of Goldman Sachs, on behalf of the Underwriters; provided that in the case of (i), (ii), (iii) and (iv) above, (a) it shall be a condition to the transfer that the donee, trustee, legatee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (b) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the Stockholder Lock-Up Period, and (c) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Stockholder Lock-Up Period; provided, further, that any transfer pursuant to (i), (ii), (iii) or (iv) above shall not involve a disposition for value; (2) transfer the Undersigned’s Shares in connection with a sale of any of the Undersigned’s Shares acquired in open market transactions after the public offering date; provided that (i) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act during the Stockholder Lock-Up Period and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Stockholder Lock-Up Period; (3) exercise any stock options issued pursuant to the Company’s equity incentive plans or warrants (including, in each case, by way of net exercise, but for the avoidance of doubt, excluding all manners of exercise that would involve a sale of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), which equity incentive plans and stock options or warrants are described in the Registration Statement; provided that (i) any securities received upon such exercise will also be subject to this Lock-Up Agreement and (ii) if such transfers are required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act during the Stockholder Lock-Up Period or the undersigned voluntarily effects any public filing or report regarding such transfers during the Stockholder Lock-Up Period, then the undersigned shall disclose in such filing the reasons for such transfers; and (4) transfer the Undersigned’s Shares pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Shares; provided that if the undersigned is required to file a report under the Exchange Act in connection with such transfer during the Stockholder Lock-Up Period, the undersigned shall include a statement in such report to the effect that the filing relates to the transfer of securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions. Additionally, the undersigned may transfer the Undersigned’s Shares pursuant to (x) the Underwriting Agreement and (y) tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of stock involving a “change of control” of the Company (provided that if such transaction is not consummated, the Undersigned’s Shares shall remain subject to the restrictions set forth herein). For purposes of this clause (y), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the voting stock of the Company. [In addition, nothing in this Lock-Up Agreement shall prohibit (x) the existing pledge of the Undersigned’s Shares to a commercial bank or other lending institution entered into prior to the date of this Lock-Up Agreement, or any refunding, refinancing or replacement thereof with an established, bona fide commercial bank or other lending institution pursuant to a bona fide pledge agreement in connection with the securing of any loan, credit facility or other financing or (y) the foreclosure and disposition by such commercial bank or other lending institution of the Shares subject to a pledge referred to in the foregoing clause (x).]1

[In addition, for the avoidance of doubt, nothing in this Lock-Up Agreement shall prohibit the conversion of Class B Shares into Class A Shares in connection with any transfer otherwise permitted by this Lock-Up Agreement.]2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the Company notifies the Representatives that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (iii) the Registration Statement is withdrawn, (iv) the Public Offering is not completed by May 1, 2017 or (v) the Representatives advise the Company in writing prior to the execution of the Underwriting Agreement that they have determined not to proceed with the Public Offering, the undersigned shall be released from all obligations under this Lock-Up Agreement.

[1]	To be included in the Lock-Up Agreements of officers and directors who have pledge agreements in existence on the date of the Lock-Up Agreement.
[2]	To be included in the Lock-Up Agreements of Class B holders.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

F-4